Exhibit 99.1

News Release

AppFolio Announces Sale of MyCase to Funds Advised by Apax Partners

SANTA BARBARA, Calif., September 8, 2020 (GLOBE NEWSWIRE) -- AppFolio, Inc. (NASDAQ: APPF) (“AppFolio” or the “Company”), a leading provider of cloud-based business software solutions, services and data analytics, today announced that it has entered into a definitive agreement to sell 100% of the equity interest of its wholly-owned subsidiary, MyCase, Inc., which provides legal practice and case management software solutions, to Funds advised by Apax Partners (the “Apax Funds” or “Apax”) for approximately $193 million in cash.

Founded in 2010, MyCase is a leading cloud-based legal practice management software designed to help firms run efficiently from anywhere, provide an exceptional client experience, and easily track firm performance so that firms can reach their business goals. MyCase covers the entire client lifecycle with Lead Management, Case Management, Billing and Invoicing, and robust Reporting. It includes market leading features such as integrated MyCase Payments, 2-way text messaging, and the MyCase Client Portal to centralize client communication and share files securely.

“I want to extend our gratitude to the MyCase team for the work they’ve done over the years building a business that puts their customers at the forefront of their decision-making and delivers exceptional products and services,” said Jason Randall, President and Chief Executive Officer, AppFolio, Inc. “We believe that people are the heart of our success, and are proud of the people behind MyCase. We all wish them the very best now and in the future.”

Kim Coalson, President of MyCase, stated, “Our mission at MyCase is to enable our customers’ success by providing powerful legal practice management software that modernizes the client experience and increases the efficiency of firm operations. The Apax Funds’ record of investing in software companies that become category leaders makes the partnership a great opportunity for MyCase to increase the breadth of our product and accelerate growth, while continuing to provide the high level of service our customers expect.”

Umang Kajaria, Partner at Apax, said, “MyCase software and its integrated payments greatly simplify law firm operations, so legal professionals have more time to do what they love most – serving their clients. Increasing adoption of cloud-based legal software is driving rapid growth, and MyCase is a leader in modern legal practice management through its best-in-class product and customer centricity. We are excited to partner with Kim and the MyCase team to invest behind continued innovation and growth acceleration.”

The Apax Funds will support MyCase with increased investments in Product Development, Sales, and Marketing to continue its impressive growth trajectory. Veteran software executive, John Borgerding, former CEO of Accruent and SumTotal, will join the MyCase board after the closing of the transaction.

The transaction was approved by AppFolio’s Board of Directors and is expected to close before the end of the third quarter, subject to regulatory approval and other closing conditions.

Kirkland & Ellis LLP is serving as legal counsel to AppFolio and Simpson Thacher & Bartlett LLP is serving as legal counsel to Apax. Raymond James is serving as financial advisor to Apax in connection with the transaction.

About AppFolio, Inc.
AppFolio offers industry-specific, cloud-based business software solutions, services and data analytics to vertical industry businesses. AppFolio was founded in 2006 and is headquartered in Santa Barbara, CA.

About MyCase, Inc.
Founded in 2010, MyCase is a leading provider of cloud-based legal practice management software and payment services to law firms serving over 11,000 customers. MyCase has offices in Santa Barbara, CA and San Diego, CA.

About Apax Partners LLP
Apax Partners is a leading global private equity advisory firm. Over its more than 40-year history, Apax Partners has raised and advised funds with aggregate commitments of approximately $50 billion. The Apax Funds invest in companies across four global sectors of Tech & Telco, Services, Healthcare and Consumer. These funds provide long-term equity financing to build and strengthen world-class companies.

The Apax Funds have extensive experience investing in the software sector. The Apax Funds have invested more than $3 billion of equity in this sub-sector. For more information see: www.apax.com

Investor Relations - AppFolio Contact: ir@appfolio.com
US Media - AppFolio Contact: pr@appfolio.com; Apax Contact: apax@kekstcnc.com
International Media - Apax Contact: apax@greenbrookpr.com

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “could,” “will,” “would,” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to, among other things, the closing of the transaction and the potential benefits of the transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all; (ii) the possibility that AppFolio may not fully realize the projected benefits of the transaction; (iii) changes in the anticipated timing for closing the transaction; (iv) business disruptions during the pendency of or following the transaction; (v) diversion of management time on transaction-related issues; (vi) the reaction of customers and other persons to the transaction; and (vii) other events that could adversely impact the completion of the transaction, including the ongoing COVID-19 pandemic and other industry or economic conditions outside of AppFolio’s control. Forward-looking statements represent AppFolio’s current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause AppFolio’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause AppFolio’s actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in AppFolio’s annual report on Form 10-K for the fiscal year ended December 31, 2019 and AppFolio’s subsequent quarterly reports on Form 10-Q, as well as in AppFolio’s other filings with the U.S. Securities and Exchange Commission. You should read this press release with the understanding that AppFolio’s actual future results may be materially different from the results expressed or implied by these forward-looking statements. Except as required by applicable law or the rules of the NASDAQ Global Market, AppFolio assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.